Exhibit 5.1

LEGAL OPINION OF HELLER EHRMAN LLP

HELLER EHRMAN LLP LETTERHEAD

July 27, 2005

China Automotive Systems, Inc.
No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City, Hubei Province
People’s Republic of China

          We have acted as counsel to China Automotive Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s  Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended,  with respect to the registration of 2,200,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share, of the Company subject to issuance by the Company upon exercise of options granted under the Company’s 2004 Stock Option Plan (the “Plan”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          We have based our opinion upon our review of the following records, documents, instruments and certificates:

1.

The Certificate of Incorporation of the Company, as amended to date, certified by the Delaware Secretary of State, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

2.	The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

3.

Records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors and stockholders relating to the adoption and approval of the Plan and the Registration Statement;

4.	The Plan;

5.	The Registration Statement; and

6.	Information provided by the Company’s transfer agent as to the number of shares of the Company’s Common Stock outstanding as of July 26, 2005.

          In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

          This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

          Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof,  the number of shares of Common Stock issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of the Company’s remaining authorized, but unissued shares of Common Stock following such adjustment.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plan, (iii) the Company receives the full consideration for the Shares as stated in the Plan, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

          This opinion letter is rendered to you and is solely for your benefit.  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ HELLER EHRMAN LLP